UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 30, 2015

Hines Global REIT II, Inc.
__________________________________
(Exact name of registrant as specified in its charter)

Commission file number: 333-191106

Maryland	80-0947092
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2800 Post Oak Boulevard
Suite 5000
Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip code)

(888) 220-6121
(Registrant’s telephone number, including area code)

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 30, 2015, Bishop Ireland GREIT II Limited, a wholly-owned subsidiary of Hines Global REIT II, Inc. (“Hines Global II”), entered into an agreement (the “Purchase Agreement”) with Violet Yarrow Real Estate (Dublin) Limited (the “Seller”) to acquire Bishop’s Square, a Class A office building located in Dublin, Ireland. The Seller is not affiliated with Hines Global II or its affiliates.

Bishop’s Square was constructed in 2001 and consists of 153,529 square feet of net rentable area that is 100% leased. The Commissioners of Public Works in Ireland, a state agency of Ireland, leases 90,017 square feet or approximately 59%, of the net rentable area of Bishop’s Square, under a lease that expires in January 2028. Further, International Financial Data Services, an investor record keeping and transfer agency provider, leases 32,916 square feet or approximately 21%, of the net rentable area of Bishop’s Square, under a lease that expires in June 2024. Additionally, News Corp UK & Ireland Limited, a diversified media and information services company, leases 16,153 square feet, or approximately 11%, of the rentable area of Bishop’s Square, under a lease that expires in August 2027. The remaining space is leased to two tenants, neither of which leases more than 10% of the net rentable area of Bishop’s Square.

The contract purchase price for Bishop’s Square is €92.0 million (approximately $103.9 million assuming a rate of $1.13 per EUR as of the contract date), exclusive of transaction costs and working capital reserves. Hines Global II expects to fund the acquisition using proceeds from its public offering, an advance under its uncommitted loan agreement with Hines Interests Limited Partnership, an affiliate of Hines Global II, and mortgage financing, although Hines Global II has not yet secured mortgage financing for this acquisition and there is no assurance that it will. Hines Global II expects the closing of this acquisition to occur on or before March 6, 2015, subject to a number of closing conditions. Hines Global II funded a $10.5 million earnest money deposit on January 29, 2015. In the event that Hines Global II is unable to close on mortgage financing at the terms specified in the Purchase Agreement on or prior to March 6, 2015, Hines Global II may, at its option, terminate the contract and be refunded its deposit, less €500,000 to be retained by seller as compensation for its transaction expenses. There is no guarantee that this acquisition will be consummated and a portion of Hines Global II’s deposit may not be refunded in such event.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

10.1 Particulars and Conditions of Sale of Bishop’s Square, Bishop’s Street/Kevin Street Lower, Dublin 2, dated as of January 30, 2015, by and between Bishop Ireland GREIT II Limited and Violet Yarrow Real Estate (Dublin) Limited

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the acquisition and debt financing described herein, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, tenant performance, our ability to obtain mortgage financing on terms satisfactory to us, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risks associated with Hines Global II’s ability to consummate the acquisition and other risks described in Hines Global II’s filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT II, Inc.

February 5, 2015	By:	/s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Accounting Officer and Treasurer

Exhibit Index

Exhibit No.	Description
10.1
Particulars and Conditions of Sale of Bishop’s Square, Bishop’s Street/Kevin Street Lower, Dublin 2, dated as of January 30, 2015, by and between Bishop Ireland GREIT II Limited and Violet Yarrow Real Estate (Dublin) Limited